SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                       ---------------------------
                   POST EFFECTIVE AMENDMENT NUMBER TWO
                                    TO
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                        ---------------------------

                            Dark Dynamite, Inc.
                            -------------------
            (Exact name of registrant as specified in its charter)

         Nevada                                          65-1021345
        --------                                         ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

          268 West 400 South, Suite 300, Salt Lake City, Utah 84101
          ---------------------------------------------------------
                 (Address of principal executive offices)

                 2003 Stock Benefit Plan of Dark Dynamite Inc.
                 ---------------------------------------------
                            (Full title of the plan)


Jared Gold, President 268 West 400 South, Suite 300, Salt Lake City, Utah 84101
-------------------------------------------------------------------------------
         (Name, address, including zip code, of agent for service)

                Telephone number for Issuer:  (801)575-8073
                                              -------------





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                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.  Undertakings

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of its Registration Statement on Form S-8 Number 333-109216( the "Form S-8"), filed September 29, 2003, Dark Dynamite Inc., (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company's written 2003 Stock Benefit Plan as of the date specified below. The Company issued a total of 4,000,000 shares under the plan since it was filed in February 29, 2003.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Two to the S-8 Registration Statement Number 333-109216, dated September 29, 2003 to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on May 14, 2004.

                                           Dark Dynamite Inc.

                                           By: /s/
                                           -------------------------------------
                                           Jared Gold, as President and Director



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Two to the S-8 Registration Statement Number 333-109216, dated April 28, 2004 has been signed by the following person in the capacity and on the date indicated.




Signature                        Title                              Date
---------                        -----                              ----
 /s/                   President and Sole Director                  May,14  2004
-----------------------
Jared Gold








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